                                                                    EXHIBIT 23.3




                              JEROME F. HENRY, JR.





January 20, 1999


Board of Directors
Tower Financial Corporation
116 East Berry Street
Fort Wayne, IN 46802


Ladies and Gentlemen:

         I have reviewed the Registration Statement on Form SB-2 (Registration No. 333-67235) relating to the initial public offering of common stock of Tower Financial Corporation and hereby consent to the references to me under the heading "Management" in such Registration Statement.



                                                       Very truly yours,

                                                       /s/ Jerome F. Henry, Jr.
                                                       ------------------------
                                                       Jerome F. Henry, Jr.